Exhibit 99.1

BANCFIRST CORPORATION REPORTS FOURTH QUARTER EARNINGS

OKLAHOMA CITY, Jan. 17, 2020 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $35.5 million, or $1.07 diluted earnings per share, for the fourth quarter of 2019 compared to net income of $32.7 million, or $0.98 diluted earnings per share, for the fourth quarter of 2018.  Net income for the twelve months ended December 31, 2019 was $134.9 million, or $4.05 per share, compared to $125.8 million, or $3.76 per share, for the twelve months ended December 31, 2018. On August 15, 2019 the Company completed the acquisition of Pegasus Bank in Dallas, Texas. As a result, year to date results include one-time acquisition related expenses of approximately $3.1 million, which reduced diluted earnings per share by approximately 7 cents for the year. On January 11, 2018 the Company completed the acquisitions of two Oklahoma banking corporations. Consequently, 2018 included one-time acquisition related expenses of approximately $2.6 million, which reduced diluted earnings per share by approximately 6 cents.

The Company’s net interest income for the fourth quarter of 2019 increased to $73.9 million compared to $66.9 million for the fourth quarter of 2018. The net interest margin for the quarter was 3.78% compared to 3.77% a year ago. The provision for loan losses for the fourth quarter of 2019 was $1.4 million compared to $1.5 million a year ago. Net charge-offs for the full year of 2019 were 0.10% of average loans compared to 0.08% of average loans in 2018. Net charge-offs for the fourth quarter of 2019 were 0.06% of average loans compared to 0.04% of average loans in 2018.  Noninterest income for the quarter totaled $35.5 million, compared to $31.9 million last year. The increase in noninterest income was primarily due to an increase in trust revenue, growth in debit card usage fees and sweep fees. Noninterest expense for the quarter totaled $66.3 million compared to $56.2 million last year. The increase in noninterest expense was primarily due to salary increases in 2019, the Pegasus Bank acquisition, and $2.3 million of amortization of new market tax credits. The Company’s effective tax rate was 15.0% compared to 20.3% for the fourth quarter of 2018. The decrease in the effective tax rate compared to the fourth quarter of 2018 was due to the aforementioned purchase of tax credits during the quarter.

At December 31, 2019, the Company’s total assets were $8.6 billion, an increase of $991.5 million from December 31, 2018. Securities of $491.6 million were down $280.5 million from December 31, 2018. Loans totaled $5.7 billion, an increase of $689.0 million from December 31, 2018. Deposits totaled $7.5 billion, an increase of $878.1 million from the December 31, 2018 total. The Company’s total stockholders’ equity was $1.0 billion, an increase of $102.2 million over December 31, 2018.

On August 15, 2019, BancFirst Corporation acquired Pegasus Bank (“Pegasus”), for an aggregate cash purchase price of $123.5 million. Pegasus is a Texas state-chartered bank with three banking locations in Dallas, Texas. Upon acquisition, Pegasus had approximately $651.1 million in total assets, $389.9 million in loans, and $603.9 million in deposits. The Bank will continue to operate as “Pegasus Bank” under a separate Texas state-charter and remain an independent subsidiary of BancFirst Corporation.

Asset quality remained strong during the fourth quarter of 2019.  Nonperforming and restructured assets represented 0.63% of total assets at December 31, 2019, up from 0.59% at year-end 2018. The allowance to total loans was 0.96% down slightly from 1.03% at year-end 2018. The allowance to nonperforming and restructured loans was 113.40% compared to 136.29% at year-end 2018.

BancFirst Corporation CEO David Harlow commented, “The Company reported strong results for the fourth quarter and record earnings per share and net income for the year despite the headwind of lower interest rates during the second half of 2019.  While net interest margin will continue to be under pressure in 2020, we were able to protect our margin in 2019 through loan growth, liability repricing, and the strength and size of our non-interest bearing deposit book.  Non-interest income continued strong year-over-year growth while asset quality remained solid with 10bps of charge offs for the year.  We are pleased with the integration of Pegasus Bank into BancFirst Corporation during the latter part of 2019 and are excited about the growth platform the Dallas market will provide the Company going forward.   We will continue to build upon our core Oklahoma franchise as we have in the past through both organic growth and strategic acquisitions.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company.  The Company operates two subsidiary banks, BancFirst, is Oklahoma’s largest state-chartered bank with 108 banking locations serving 58 communities across Oklahoma, and Pegasus Bank, with 3 banking locations in Dallas, TX. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

For additional information call:

Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2019	2019	2019	2019	2018
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Condensed Income Statements:
Net interest income	$73,939	$72,287	$68,792	$66,903	$66,888
Provision for loan losses	1,412	2,758	2,433	1,684	1,516
Non-interest income:
Trust revenue	3,682	3,490	3,250	3,177	3,023
Service charges on deposits	19,938	19,866	19,114	17,663	18,554
Securities transactions	(9)	—	821	—	10
Income from sales of loans	913	964	868	698	649
Insurance commissions	5,076	5,535	4,420	5,265	4,593
Cash management	4,258	4,430	4,402	3,776	3,338
Other	1,666	1,342	1,202	1,422	1,684
Total noninterest income	35,524	35,627	34,077	32,001	31,851

Non-interest expense:
Salaries and employee benefits	40,375	40,354	36,124	36,171	35,530
Occupancy expense, net	3,738	3,386	2,953	2,627	3,307
Depreciation	3,355	3,268	3,015	2,985	2,965
Amortization of intangible assets	1,360	842	758	759	777
Data processing services	1,634	1,467	1,262	1,480	1,140
Net expense from other real estate owned	(424)	26	97	(484)	130
Marketing and business promotion	2,327	2,047	1,919	2,261	2,030
Deposit insurance	147	(81)	544	533	571
Other	13,784	10,882	9,936	9,874	9,716
Total noninterest expense	66,296	62,191	56,608	56,206	56,166
Income before income taxes	41,755	42,965	43,828	41,014	41,057
Income tax expense	6,248	9,597	9,661	9,177	8,332
Net income	$35,507	$33,368	$34,167	$31,837	$32,725
Per Common Share Data:
Net income-basic	$1.09	$1.02	$1.04	$0.98	$1.00
Net income-diluted	1.07	1.00	1.02	0.96	0.98
Cash dividends declared	0.32	0.32	0.30	0.30	0.30
Common shares outstanding	32,694,268	32,644,018	32,639,588	32,617,788	32,603,926
Average common shares outstanding -
Basic	32,673,438	32,641,902	32,629,146	32,612,399	32,721,626
Diluted	33,366,848	33,327,213	33,317,193	33,292,852	33,423,458
Performance Ratios:
Return on average assets	1.66%	1.65%	1.78%	1.69%	1.70%
Return on average stockholders’ equity	13.76	13.80	14.54	14.08	14.48
Net interest margin	3.78	3.89	3.89	3.85	3.77
Efficiency ratio	60.56	57.63	55.03	56.83	56.88

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	Twelve months ended
	December 31,
	2019	2018
Condensed Income Statements:
Net interest income	$281,921	$260,476
Provision for loan losses	8,287	3,802
Non-interest income:
Trust revenue	13,599	12,829
Service charges on deposits	76,581	70,847
Securities transactions	812	47
Income from sales of loans	3,443	2,902
Insurance commissions	20,296	18,926
Cash management	16,866	13,123
Other	5,632	6,525
Total noninterest income	137,229	125,199

Non-interest expense:
Salaries and employee benefits	153,024	139,547
Occupancy expense, net	12,704	13,491
Depreciation	12,623	10,537
Amortization of intangible assets	3,719	3,009
Data processing services	5,843	4,956
Net expense from other real estate owned	(785)	239
Marketing and business promotion	8,554	8,028
Deposit insurance	1,143	2,427
Other	44,476	39,887
Total noninterest expense	241,301	222,121
Income before income taxes	169,562	159,752
Income tax expense	34,683	33,938
Net income	$134,879	$125,814
Per Common Share Data:
Net income-basic	$4.13	$3.85
Net income-diluted	4.05	3.76
Cash dividends declared	1.24	1.02
Common shares outstanding	32,694,268	32,603,926
Average common shares outstanding -
Basic	32,639,396	32,689,228
Diluted	33,329,844	33,430,714
Performance Ratios:
Return on average assets	1.69%	1.66%
Return on average stockholders’ equity	14.04	14.59
Net interest margin	3.85	3.70
Efficiency ratio	57.57	57.59

BancFirst Corporation

Summary Financial Information

(Dollars in thousands, except per share and share data - Unaudited)

	2019	2019	2019	2019	2018
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Balance Sheet Data:

Total assets	$8,565,758	$8,388,816	$7,642,021	$7,709,000	$7,574,258
Interest-bearing deposits with banks	1,646,238	1,476,340	1,518,998	1,291,447	1,195,824
Debt securities	491,626	555,575	425,154	724,872	772,132
Total loans	5,673,144	5,622,897	5,105,302	5,050,221	4,984,150
Allowance for loan losses	(54,238)	(55,928)	(55,108)	(52,915)	(51,389)
Deposits	7,483,635	7,330,677	6,613,613	6,706,386	6,605,495
Stockholders' equity	1,004,990	979,752	956,380	927,927	902,789
Book value per common share	30.74	30.01	29.30	28.45	27.69
Tangible book value per common share (non-GAAP)(1)	25.50	24.77	26.40	25.52	24.74
Balance Sheet Ratios:
Average loans to deposits	75.83%	77.68%	76.07%	75.34%	74.24%
Average earning assets to total assets	91.50	92.23	92.43	92.42	92.48
Average stockholders' equity to average assets	12.04	11.96	12.25	12.01	11.76
Asset Quality Data:
Past due loans	$11,834	$11,214	$2,663	$2,170	$1,916
Nonaccrual loans	17,984	20,316	17,998	21,594	22,603
Restructured loans	18,010	17,504	16,486	14,552	13,188
Total nonperforming and restructured loans	47,828	49,034	37,147	38,316	37,707
Other real estate owned and repossessed assets	6,073	7,056	7,004	6,433	6,873
Total nonperforming and restructured assets	53,901	56,090	44,151	44,749	44,580
Nonperforming and restructured loans to total loans	0.84%	0.87%	0.73%	0.76%	0.76%
Nonperforming and restructured assets to total assets	0.63	0.67	0.58	0.58	0.59
Allowance to total loans	0.96	0.99	1.08	1.05	1.03
Allowance to nonperforming and restructured loans	113.40	114.06	148.35	138.10	136.29
Net charge-offs to average loans	0.06	0.04	0.01	—	0.04

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,004,990	$979,752	$956,380	$927,927	$902,789
Less goodwill	148,604	147,013	79,749	79,749	79,749
Less intangible assets, net	22,608	24,025	14,936	15,701	16,470
Tangible stockholders’ equity (non-GAAP)	$833,778	$808,714	$861,695	$832,477	$806,570
Common shares outstanding	32,694,268	32,644,018	32,639,588	32,617,788	32,603,926
Tangible book value per common share (non-GAAP)	$25.50	$24.77	$26.40	$25.52	$24.74

(1)Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2)Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

BancFirst Corporation

Consolidated Average Balance Sheets

And Interest Margin Analysis

Taxable Equivalent Basis

(Dollars in thousands - Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2019
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$5,614,570	$76,691	5.42%	$5,273,632	$292,152	5.54%
Securities – taxable	513,551	2,757	2.13	588,207	13,308	2.26
Securities – tax exempt	21,798	141	2.57	20,219	580	2.87
Federal funds sold and interest-bearing deposits with banks	1,628,088	6,782	1.65	1,455,799	31,372	2.15
Total earning assets	7,778,007	86,371	4.41	7,337,857	337,412	4.60
Nonearning assets:
Cash and due from banks	184,829			180,339
Interest receivable and other assets	592,100			500,487
Allowance for loan losses	(54,454)			(53,975)
Total nonearning assets	722,475			626,851
Total assets	$8,500,482			$7,964,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$774,824	$606	0.31%	$754,140	$2,573	0.34%
Savings deposits	3,024,500	8,318	1.09	2,782,086	39,170	1.41
Time deposits	698,295	2,831	1.61	690,636	10,995	1.59
Short-term borrowings	891	3	1.51	1,458	32	2.19
Junior subordinated debentures	26,804	492	7.29	26,804	1,966	7.34
Total interest-bearing liabilities	4,525,314	12,250	1.07	4,255,124	54,736	1.29
Interest-free funds:
Noninterest-bearing deposits	2,906,310			2,709,510
Interest payable and other liabilities	45,426			42,219
Stockholders’ equity	1,023,432			960,855
Total interest free funds	3,975,168			3,712,584
Total liabilities and stockholders’ equity	$8,500,482			$7,967,708
Net interest income		$74,121			$282,676
Net interest spread			3.34%			3.31%
Effect of interest free funds			0.44%			0.54%
Net interest margin			3.78%			3.85%